Exhibit 5.1

zSpace, Inc.
55 Nicholson Lane
San Jose, CA 95134
Telephone: (408) 498-4045

Ladies and Gentlemen:

We have acted as legal counsel to zSpace, Inc., a Delaware corporation (the Company”), in connection with the Registration Statement on Form S-1 (File No. 333-280427) (the “Registration Statement”), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on June 21, 2024, as amended, for the registration of (1) the issuance of up to shares (the “Public Shares”) of the common stock, par value $0.00001 per share (the “Common Stock”), of the Company including the underwriters’ over-allotment option, (2) the issuance of a warrant to Roth Capital Partners LLC., as representative of the underwriters (the “Representative”), to purchase up to shares of Common Stock (the “Representative Shares”), which warrant is exercisable at a price per share equal to 150% of the public offering price (the “Representative Warrant”), (3) the issuance of the Representative Shares upon exercise of the Representative Warrant, (4) the offering for resale of up to                         shares of our common stock consisting of: (i) up to shares of Common Stock issuable to Kuwait Investment Authority (“KIA”) upon the automatic conversion of 7,500 shares of the Company’s NCNV 1 preferred stock and 5,752 shares of the Company’s NCNV 2 preferred stock at the consummation of the offering, and (ii) up to                    shares of Common Stock issuable to Compal Electronics, Inc. (“Compal” upon the automatic conversion of $2,038,665 of a SAFE Agreement at the consummation of the offering, each for the account of the persons listed as selling stockholders identified in the Registration Statement (the “Selling Stockholders”, and such shares issued, the “Selling Stockholder Shares”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the following:

1. the Registration Statement;

2. the Company’s Certificate of Incorporation, as in effect as of the date hereof;

3. the Bylaws, as amended and restated of as of the date hereof;

4. the corporate actions of the Company that provide for the issuance of the Public Shares, the Representative Warrant, and the Representative Shares;

5. the Underwriting Agreement between the Company and the Representative, as representative of the underwriters named therein, as amended (the “Underwriting Agreement”);

6. the Representative Warrant;

7. the SAFE agreement dated July 12, 2024 by and between the Company and Compal;

8. the corporate actions of the Company that provided for the issuance of the NCNV 1 preferred stock and NCNV 2 preferred stock to KIA; and

9. the corporate actions of the Company that provided for the entry into the SAFE Agreement (together with item 4 and item 8, the “Authorizing Resolutions”).

We have made such other investigation as we have deemed appropriate. As to certain matters of fact that are material to our opinion, we have relied on a fact certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including without limitation, that we have assumed: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) that any entity that is a party to any of the documents reviewed by us has been duly organized, incorporated or formed, and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, incorporation or formation; (v) that each party to each document reviewed by us has the full power, authority, and legal right to execute, deliver and perform each such document; (vi) the due authorization, execution and delivery by each party thereto of each document reviewed by us; (vii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document (and/or any other applicable document) prior to its amendment or restatement from time to time; (viii) that each of the documents submitted to or reviewed by us constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and (ix) that there are no documents or agreements by or among any of the parties to the transaction described in the Registration Statement, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter. In addition, we have assumed that (a) the Company will have sufficient authorized and unissued shares of Common Stock to provide for the issuance of the Representative Shares at the time of issuance upon exercise of the Representative Warrant, the issuance of Common Stock to KIA upon conversion of the NCVN 1 preferred stock and NCNV 2 preferred stock, and the issuance of Common Stock to Compal upon conversion of the SAFE agreement, (b) the issuance of the Representative Shares, the Public Shares, and the Selling Stockholder Shares, will be duly noted in the Company’s stock ledger upon issuance, (c) the Company will receive consideration for the Representative Shares and the Public Shares in the amount required by the Authorizing Resolutions, the Representative Warrant, the Underwriting Agreement and the Registration Statement, as applicable, in an amount at least equal per Public Share or Representative Share, as the case may be, to the par value of such share and (d) the Representative Shares, the Public Shares, and the Selling Stockholder Shares will be issued in accordance with the Authorizing Resolutions, the Representative Warrant, the Underwriting Agreement and the Registration Statement, as applicable.

We have not verified any of those assumptions.

Our opinions set forth below are based on the facts in existence as of the date of this opinion letter and limited to (i) the Delaware General Corporation Law, and (ii) solely in connection with the opinion given in numbered paragraph 2, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, it is our opinion that:

1. The Public Shares are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act and the Public Shares are issued and paid for in accordance with the Underwriting Agreement and as contemplated in the Registration Statement, the Public Shares will be validly issued, fully paid, and nonassessable.

2. The Representative Warrant is duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act, and when the Representative Warrant is issued, delivered and paid for in accordance with the terms of the Representative Warrant and the Underwriting Agreement, and as contemplated by the Registration Statement, the Representative Warrant will be a valid and legally binding obligation of the Company enforceable against the Company in accordance with their terms.

3. The Representative Shares are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act, and when the Representative Shares are issued and paid for in accordance with the terms of the Representative Warrant, including payment of the exercise price therefor, and as contemplated in the Registration Statement, the Representative Shares will be validly issued, fully paid, and nonassessable.

4. The Selling Stockholder Shares are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act, and when the Selling Stockholder Shares are issued in accordance with the terms of the NCNV 1 preferred stock, NCNV 2 preferred stock, and the SAFE agreement, as applicable, and as contemplated in the Registration Statement, the Representative Shares will be validly issued, fully paid, and nonassessable.

Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for an indemnified party’s gross negligence or for violations of securities law.

Our opinions in numbered paragraph 2 above are given in reliance on Section 5-1401 of the New York General Obligations Law (“GOL 5-1401”). GOL 5-1401 provides, in pertinent part, that “the parties to any contract . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” Although the New York Court of Appeals has upheld the application of that statute in IRB-Brasil Resseguros, S.A. v. Inepur Invs., S. A., 82 N.E.2d 609 (N.Y. 2012), we note that legal commentators have questioned the validity thereof under the Constitution of the United States, and we express no opinion as to the constitutionality of such law. We draw your attention to the fact that at least one federal court has, notwithstanding the terms of GOL 5-1401, in dictum noted possible constitutional limitations upon GOL 5-1401, in both domestic and international transactions. See e.g., Lehman Brothers Commercial Corp. v. Minmetals Non-Ferrous Metals Trading Co., No. 94 Civ. 8301, 2000 WL 1702039 (S.D.N.Y. Nov. 13, 2000).

Our opinion is based on facts and laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ PRYOR CASHMAN LLP